Exhibit 10.1
MANAGEMENT SERVICES AGREEMENT
This Management Services Agreement (this "Agreement"), is made and entered as of April 1, 2013 (the "Effective Date"), by and among (i) Blue Equity, LLC (the "Manager"), a Nevada limited liability company, and (ii) Industrial Services of America, Inc. (the "Company"), a Florida corporation.
Recitals
A.    The Manager has extensive experience providing executive and management services to portfolio companies.
B.    The Company desires to retain the Manager to provide certain advisory and consulting services upon the terms and conditions set forth below, and the Manager is willing to undertake such obligations.
THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1.	Appointment; Performance of Agreement by the Company.

(a)
The Company hereby engages the Manager, and the Manager hereby agrees, upon the terms and subject to the conditions set forth herein, to provide certain services to the Company, as described in Section 3(a).

(b)
The Manager acknowledges that any decisions by or actions required of the Company pursuant to the terms of this Agreement will be made or taken at the direction of members of the Company's Board not affiliated with the Manager.

2.	Term.

(a)
Term. The term of the Manager's Services under this Agreement (the "Term") shall be for an initial term expiring one year after the date hereof; provided, however, that the Company's engagement of the Manager (and, thus, the Term) may be terminated at any time upon mutual agreement of the Company and the Manager and is further subject to early termination as provided in Section 2(b).

(b)
Termination. Prior to the expiration of the Term, the Manager's Services (and, thus, the Term) (i) may be terminated by the Company for Cause or by the Manager for Good Reason upon the giving of written notice, (ii) may be terminated by the Company without Cause between October 1, 2013 and April 1, 2014 upon the giving of 30 days advance written notice, (iii) shall terminate upon the occurrence of a Subsequent Event Closing or a Change of Control Transaction unless otherwise then agreed in writing by the Company and the Manager, and (iv) may be terminated by the Manager upon written notice of resignation by the Manager to the Company within 30 days following the failure of the Company's shareholders to ratify the issuance of the Stock Options at the 2013 annual shareholders meeting which is anticipated to be held during June, 2013, or if such annual shareholders meeting is not held in June 2013, then if the issuance of the Stock Options is not otherwise ratified by the shareholders on or before July 31, 2013. For the avoidance of doubt, a termination pursuant to clause (iv) of the preceding sentence is a separate event of termination and shall not constitute a termination “with Good Reason” or a termination “without Good Reason” by the Manager for purposes of this Agreement or the Stock Option Agreement.

(c)	Effect of Termination.

(i)
If the Company terminates the Manager's Services for Cause, or if the Manager resigns without Good Reason, then the Company will pay the Management Fee accruing through, and all Out-of-Pocket Expenses incurred through, the date of termination, all Stock Options will terminate unexercised, and neither party will otherwise have any further obligations to the other party under this Agreement (other than under Sections 8, 9, and 12) or the Stock Option Agreement.

(ii)
If the Company terminates the Manager's Services without Cause prior to October 1, 2013, or the Manager resigns for Good Reason, then the Company will pay the Manager the monthly Management Fee through April 1, 2014, at such time as the monthly fee would otherwise have been payable, the Company will pay all Out-of-Pocket Expenses incurred through the date of termination, the Company will pay the Transaction Bonus to the Manager if it becomes due and payable under the terms of Section 4(b), the Stock Options will remain outstanding subject to the terms of the Stock Option Agreement, the Company will perform its obligations under Section 5(e) if the Manager duly exercises its put rights, and neither party will otherwise have any further obligation to the other party under this Agreement other than under Sections 8, 9, and 12.

(iii)
If the Manager resigns pursuant to Section 2(b)(iv) because the Company's shareholders fail to ratify the issuance of the Stock Options at the 2013 annual shareholders meeting or otherwise on or before July 31, 2013, as applicable, then the Company will pay the Manager the monthly Management Fee accruing through, and all Out-of-Pocket Expenses incurred through, the effective date of resignation, all Stock Options will terminate unexercised, the Company will pay the Transaction Bonus to the Manager if it becomes due and payable under the terms of Section 4(b), the Company will perform its obligations under Section 5(e) if the Manager duly exercises its put rights, and neither party will otherwise have any further obligation to the other party under this Agreement other than under Sections 8, 9, and 12.

(iv)
If the Company terminates the Manager's Services without Cause between October 1, 2013 and April 1, 2014, then the Company will pay the Management Fee accruing through, and all Out-of-Pocket Expenses incurred through, the date of termination, all Stock Options will remain outstanding subject to the terms of the Stock Option Agreement, the Company will pay the Transaction Bonus to the Manager if it becomes due and payable under the terms of Section 4(b), and neither party will otherwise have any further obligation to the other party under this Agreement other than under Sections 8, 9, and 12.

(v)
If the Manager's Services (and, thus, the Term) terminates pursuant to Section 2(b)(iii) upon the occurrence of a Subsequent Event Closing, then the Company will pay the Management Fee accruing through, and all Out-of-Pocket Expenses incurred through, the date of closing of the Subsequent Event Closing, all Stock Options will remain outstanding subject to and in accordance with the terms of the Stock Option Agreement, and neither party will otherwise have any further obligation to the other party under this Agreement other than under Sections 8, 9, and 12.

(vi)
If the Manager's Services (and, thus, the Term) terminates pursuant to Section 2(b)(iii) upon the occurrence of a Change of Control Transaction, then the Company will pay the Management Fee accruing through, and all Out-of-Pocket Expenses incurred through, the date of closing of the Change of Control Transaction, all Stock Options will become exercisable subject to and in accordance with the terms of the Stock Option Agreement, the Company will pay the Transaction Bonus to the Manager with respect to such Change of Control Transaction if it becomes due and payable under the terms of Section 4(b), and neither party will otherwise have any further obligation to the other party under this Agreement other than under Sections 8, 9, and 12.

(vii)
If the Management Agreement is not terminated prior to April 1, 2014, then unless otherwise agreed upon in writing by the Company and the Manager, the Manager's Services will terminate on April 1, 2014, the Company will pay the Management Fee accruing through, and all Out-of-Pocket Expenses incurred through, April 1, 2014, all Stock Options will remain outstanding subject to the terms of the Stock Option Agreement, the Company will pay the Transaction Bonus to the Manager if it becomes due and payable under the terms of Section 4(b), and neither party will otherwise have any further obligation to the other party under this Agreement other than under Sections 8, 9, and 12.

(d)    Definitions. For purposes of this Agreement:
(i)    "Affiliate" means, with respect to a Person: (A) any Person who owns more than 50% of the voting interest in the Person; (B) any Person in which the Person owns more than 50% of the voting interests; or (C) any Person in which more than 50% of the voting interests are owned by a Person who has a relationship with the Person described in clauses (A) or (B) above.
(ii)    "Cause" means (A) the breach by the Manager of a material term of this Agreement, after written notice, and if applicable, a reasonable opportunity (not to exceed 20 days) to cure such breach, (B) theft, fraud, embezzlement or dishonesty involving or relating to any employee or independent contractor of the Manager who is involved in providing the Manager's Services, or (C) the Manager's application or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of the Manager's assets, the filing of a voluntary petition by Manager in bankruptcy or under any state insolvency laws, the filing of a petition against the Manager in bankruptcy or under any state insolvency law and the failure of the Manager to obtain a stay of such proceeding within 90 days after such filing.

(iii)    “Change of Control Transaction” shall mean the occurrence of any of the following transactions or events with respect to the Company, whether effected through one transaction or event or through a combination or series of related, arranged, contemplated, or contemporaneous transactions or events: (i) a sale, exchange, or other transfer of outstanding voting securities of the Company, and/or the issuance of new or additional voting securities of the Company, resulting in one or more Persons having Control of the Company who do not have Control of the Company on the Effective Date, (ii) a merger, consolidation, or other transaction or relationship with respect to the Company which results in one or more Persons having Control of the Company who do not have Control of the Company on the Effective Date, (iii) the sale, exchange, or other transfer of all or substantially all of the operating assets of the Company and its subsidiaries in the aggregate, or Control over such operating assets, either directly or indirectly (through the transfer and/or issuance of equity securities in one or more subsidiaries of the Company resulting in one or more Persons having Control of such subsidiary or subsidiaries other than the Company, or otherwise), and/or (iv) any other transaction, event, arrangement, or relationship having similar effect to any of the foregoing.
(iv)    "Consideration" means the portion of the cash and other non-cash consideration paid or received or to be paid or received by the Company and/or its shareholders in such capacity in connection with a Change of Control Transaction, including but not limited to, cash, stock, notes, assumed liabilities, installment payments and lease payments, but excluding (A) any interest on deferred payments received as a result of the Change of Control Transaction or the distribution by the Company to its shareholders of transaction proceeds already counted as "Consideration" at the Company level, or (B) any consideration or value to the extent attributable to any acquisition by the Company or its subsidiaries of another company's assets or equity which is consummated or implemented after the date of termination of the Manager's Services pursuant to this Agreement unless either the possibility of such acquisition was introduced to the Company by the Manager during the Term or the Manager played a significant role during the Term in negotiating the acquisition (which in either case will exclude any transaction with a business affiliated with the Company's current directors), or (C) an increase in the value of any portion of the Company that is not sold, exchanged, merged, consolidated, or otherwise involved in the Change of Control Transaction or in the trading price of any of the Company's shares that are not sold, exchanged, or otherwise involved in the Change of Control Transaction. For the avoidance of doubt, in the case of a reverse merger or similar transaction, the "Consideration " shall not include any consideration inuring to the benefit of the company or companies involved other than the Company or the shareholders of any such company or companies in such capacity, but only would include the value attributed to the Company shares and/or assets existing immediately prior to and for purposes of the Change of Control Transaction. Notwithstanding anything in this Agreement to the contrary, in connection with the determination of the amount of Consideration paid with respect to a Change of Control Transaction, any debt incurred or assumed by the Company after the Effective Date in connection with acquisitions of businesses or assets or in connection with the event or series of events triggering the Change of Control Transaction will reduce the amount of Consideration deemed to have been paid to the Company in the Change of Control Transaction with respect to the businesses or assets so acquired (prorated as appropriate for transactions involving less than all of such businesses or assets so acquired).
(v)    "Control" (including, with correlative meanings, the terms "Controlled by," "Controlling" and “under common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, by position or otherwise, applying the same principles, interpretations and definitions as are applicable in defining the term "affiliate" for purposes of Rule 144 promulgated pursuant to the Securities Act of 1933, and the rules and regulations promulgated thereunder; provided, however, and for the avoidance of doubt, none of the Manager and/or its Affiliates shall be deemed to be in “Control” of the Company or any of its subsidiaries by reason of any of the relationships and/or arrangements provided for under this Agreement.

(vi)    "Good Reason" means the breach by the Company of a material term of this Agreement, after written notice and if applicable, a reasonable opportunity (not to exceed 20 days) to cure such breach. For the avoidance of doubt, the failure of the Company's shareholders to ratify the issuance of the Stock Options at the 2013 annual shareholders meeting or otherwise on or before July 31, 2013, as applicable, shall not constitute "Good Reason" for purposes of this Agreement.
(vii)     "Out-of-Pocket Expenses" means the reasonable and documented amounts incurred by the Manager and/or its personnel from products and/or services of unaffiliated third parties delivered to the Company or the Manager and/or their respective personnel in connection with the Services including, without limitation, (A) costs of any outside services of independent contractors (excluding Terry Stapp, David Roth and other Affiliates or Representatives of the Manager), and (B) all other reasonable expenses actually incurred by the Manager and/or its personnel in rendering the Services, including without limitation, out-of-pocket travel expenses. The Manager will be responsible, at its own expense, for its general administrative expenses, overhead expenses, and the compensation and benefits payable to the Manager's employees and independent contractors. Notwithstanding anything in this Agreement to the contrary, (A) the Company will not reimburse the Manager or its personnel or be responsible for the fees and disbursements of accountants or attorneys employed by the Manager except to the extent the reimbursement of fees and disbursements directly related to a Subsequent Event Closing are included in the negotiated consideration payable to the Manager in connection with a Subsequent Event Closing, (B) the Company will not be responsible for the fees and disbursements of Terry Stapp or David Roth, (C) the Company will not be responsible for any legal or accounting expenses of Manager arising out of the negotiation of this Agreement or the Option Agreement, (D) if the Manager desires to employ attorneys or accountants directly for the benefit of the Company during the Term, the Manager will obtain the Board's consent to such employment and such attorneys and accountants will be paid directly by the Company, and (E) the reimbursement of the Manager's expenses will be subject to the Company's expense reimbursement policies as adopted from time to time and applicable to its executive officers. For avoidance of doubt, "Out of Pocket" expenses will not include any expenses of the Manager or its personnel arising out of efforts to identify or acquire businesses or assets that might give rise to a Subsequent Event Closing unless a Subsequent Event Closing actually occurs with respect to such opportunity and the Company agrees to payment of such expenses.

(viii)
"Person " means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, syndicate, joint stock company, limited liability company, governmental or quasi-governmental authority exercising any executive, judicial, legislative, regulatory, or administrative functions of or pertaining to the government of any country, state, municipality, or political subdivision thereof, or other entity of any kind.

(ix)	"Representatives" means a party's agents, employees, officers, directors, managers, shareholders and principals.

(x)
"Subsequent Event Closing" means the closing of a transaction involving the Manager and/or its Affiliates and the Company which is expressly identified in writing by the Manager and the Company (at the direction of Board members not affiliated with the Manager) to constitute a "subsequent event" for purposes of this definition. The Manager acknowledges that a transaction which constitutes a Subsequent Event Closing will not be deemed to be a Change of Control Transaction and the Manager will not be entitled to any Transaction Bonus in connection with a Subsequent Event Closing.

3.    Duties of the Manager.

(a)
The Manager's Services. The Manager shall provide the Company with day-to-day senior executive level operating management supervisory services, and business, financial, and organizational strategy and consulting services, as the board of directors of the Company (the "Board") may reasonably request from time to time (collectively, the "Services"). In connection with the providing of Services, the Manager and its employees will have agency authority to bind the Company to obligations consistent with this Agreement, subject to direction of, and prior approval by, the Board for matters customarily requiring Board approval or outside of the operation of the Company's business on a day-to-day basis, including the appointment of a person to an executive officer position. The Company and its Board hereby grant and delegate to the Manager the authority and the responsibility necessary to permit the Manager to perform its duties under this Agreement, and to do any and all acts deemed necessary or desirable for the day-to-day operation of the Company. The Company and the Board agree to take such additional steps as are necessary to evidence such delegation and authorization as is reasonably requested by Manager. The Manager acknowledges that the Company will require a substantial commitment of the time and efforts of the Manager's personnel in order to adequately perform its commitment to provide the Services in a professional and commercially reasonable manner.

(b)	Exclusions from Services. Notwithstanding anything in the foregoing to the contrary, the following services are specifically excluded from the definition of "Services":

(i)	accounting services rendered to the Company or the Manager by an independent accounting firm or accountant who is not an employee of the Manager; and

(ii)	legal services rendered to the Company or the Manager by an independent law firm or attorney who is not an employee of the Manager; and

(iii)
services related to compliance by the Company with the Securities Act of 1933 and the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, and state securities laws obligations, it being specifically acknowledged and agreed that the Manager and its members, managers, officers and agents shall not be considered controlling persons of the Company under the Securities Act of 1933 and the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, or under state securities laws.

4.    Compensation and Reimbursement for Services.

(a)
Monthly Compensation. The Company shall pay to the Manager a monthly management fee for its Services in an amount equal to $85,000 (the "Management Fee"). The Management Fee shall be payable in advance on the first business day of each month, commencing with the first payment due on April 1, 2013.

(b)
Additional Compensation. As additional compensation for the Manager's Services, the Company agrees to pay the Manager a bonus equal to 1% of the excess amount, if any, of the aggregate Consideration exceeding $30 million paid directly or indirectly to the Company or its shareholders in connection with a Change of Control Transaction (the "Transaction Bonus"). The Transaction Bonus would be payable if the transaction giving rise to the Transaction Bonus occurs during the Term or within 12 months following the expiration of the Term on April 1, 2014, or the sooner termination of Manager's Services; provided, however, if the Manager's Services are terminated by the Company for Cause, by the Manager without Good Reason, or by reason of a Subsequent Closing Event, the Manager will not be entitled to a Transaction Bonus. For the avoidance of doubt, if the Management Services and, thus, the Term of this Agreement terminates pursuant to Section 2(b)(iii) upon the occurrence of a Change of Control Transaction, then the Transaction Bonus will only be payable with respect to the Change of Control Transaction giving rise to such termination and not with respect to any subsequent Change of Control Transaction during the following 12 months (in such regard, multiple Change of Control Transactions which are pre-arranged, related, contemporaneous, or otherwise part of an integrated transaction shall be treated as a single Change of Control Transaction for purposes of determining the application of the Transaction Fee). Any Transaction Bonus payable pursuant to this Agreement shall be paid at such time as the Company and/or its shareholders receive the Consideration triggering the obligation to pay the Transaction Bonus and if the payment of Consideration is made in instalments, then payment of the Transaction Bonus shall be prorated over, and paid at the same time, as such instalments.

(c)
Out-of-Pocket Expenses. The Company shall reimburse the Manager and its personnel for their Out-of-Pocket Expenses within a reasonable time (not to exceed 30 days) following submission to the Company by the Manager or its personnel of a statement detailing such expenditures and the purpose thereof, together with receipts or other reasonable documentation for all expenditures other than any cash gratuity not exceeding $25.00; provided, however, that in order for the Manager or its personnel to receive reimbursement for any Out-of-Pocket Expense in excess of $1,800 such expense must either be specifically approved by an independent Director of the Company or included within a budget approved by the Board.

(d)	Options. As additional consideration for the Manager's Services, the Company will issue to the Manager the following options (the "Stock Options") to acquire Company common stock:

Option To Purchase The Following Number of Common Shares of the Company	At an Option Exercise or Strike Price Of:	Subject to the Following Restrictive Condition on Exercise:
500,000 Common Shares	$5.00 USD Per Share	Subject to vesting
500,000 Common Shares	$5.00 USD Per Share	Subject to vesting and exercisable only if and after the market price of Company shares reaches $7.00 USD Per Share
500,000 Common Shares	$5.00 USD Per Share	Subject to vesting and exercisable only if and after the market price of Company Shares reaches $8.00 USD Per Share
The Stock Options will be subject to the terms of a Stock Option Agreement between the Company and the Manager, in the form of the agreement attached as Attachment A (the "Stock Option Agreement"). A condition to the effectiveness of the Stock Options is that their issuance must be ratified by the Company's shareholders at the 2013 annual shareholders meeting or otherwise on or before July 31, 2013, as applicable. If the Company's shareholders fail to ratify and approve the issuance of the Stock Options, then the Stock Options will terminate unexercised and the Manager will, for a period of 30 days thereafter have the right, but not the obligation, to terminate its Services under this Agreement by giving written notice to the Company.
5.    Required Cash Investment in the Company.

(a)
Initial Purchase of 125,000 Shares. As a condition to the effectiveness of this Agreement, the Manager agrees, pursuant to the terms of a subscription agreement in form reasonably acceptable to the Company and the Manager, to subscribe for and purchase, or cause an Affiliate of the Manager to subscribe for and purchase, on April 1, 2013, 125,000 shares of the Company's common stock at $4.00 per share, payable in cash ($500,000 for 125,000 shares), and the Company agrees, subject to the satisfactory completion of the subscription agreement, to issue the 125,000 shares to the Manager or the Manager's Affiliate, as applicable.

(b)
Subsequent Obligation to purchase 225,000 Shares. Upon the occurrence of a Subsequent Event Closing, the Manager agrees, pursuant to the terms of a subscription agreement in form substantially similar to that agreed to by the parties pursuant to Section 5(a), to subscribe for and purchase, or cause an Affiliate of the Manager to subscribe for and purchase, 225,000 shares of the Company's common stock at $4.00 per share, payable in cash ($900,000 for 225,000 shares), and the Company agrees, subject to the satisfactory completion of the subscription agreement, to issue the 225,000 shares to the Manager or the Manager's Affiliate, as applicable. The Company's obligation to issue these additional 225,000 shares will be subject, at the Company's option, to shareholder approval, if necessary or desirable under applicable securities laws and regulations and to the obtaining of other necessary consents. The Manager and the Company acknowledge that no agreement has been reached regarding the nature or terms of a Subsequent Event Closing and each party's obligation to undertake a Subsequent Event Closing is conditioned upon the negotiation and execution of definitive transaction documents.

(c)
Rule 144. All shares of Company common stock issued to the Manager or an Affiliate of the Manager pursuant to this Section 5 will be unregistered shares and will be subject to applicable Rule 144 resale/transfer restrictions.

(d)
Piggyback Registration Rights. All Company shares issued to the Manager or an Affiliate of the Manager pursuant to this Section 5 and upon the exercise of Stock Options will be entitled to, at the Company's expense (excluding underwriting discounts and selling commissions), full piggyback registration rights to have such shares registered in any registration of the shares of the Company by the Company or its management (other than registrations for employee benefit plans), subject to customary exceptions, indemnification provisions, and carve-backs as requested by the underwriter in an underwritten offering.

(e)
The Manager's Put Right. If the Company terminates the Manager's Services without Cause prior to October 1, 2013, or if the Manager resigns for Good Reason, or if the Manager elects to terminate its Services pursuant to Section 2(b)(iv) because the Company's shareholders fail to ratify the issuance of the Stock Options, the Manager will have the right, by giving the Company written notice within 30 days after such termination, to require the Company to redeem the 125,000 shares of Company common stock purchased by the Manager pursuant to Section 5(a) at $4.00 per share, payable in full in cash at a closing that shall occur within 60 days after the Manager's exercise of its put right. The Company has no other obligation to redeem or repurchase the Manager's Company shares issued pursuant to this Agreement or the Stock Option Agreement. The Company has no call rights with respect to the Manager's Company shares. The Manager acknowledges that the Manager will have no right to put Company shares upon the occurrence of a Change of Control Transaction or a Subsequent Event Closing and the Manager's put right under this paragraph will terminate upon the occurrence of a Change of Control Transaction or Subsequent Event Closing.
6.    Representations; Limitation of Liability.

(a)
The Manager's Representations. The Manager represents and warrants that it has the industry and management experience and personnel necessary to perform the Services in a professional and commercially reasonable manner. The Company acknowledges, however, that the Manager has not made any specific representations regarding the Company's future performance.

(b)	Limitations of Liability.

(i)
Neither the Manager nor any of its Representatives shall be liable to the Company or any the Company's Representatives for any loss, liability, damage or expense arising out of or in connection with the performance of any Services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the gross negligence or wilful misconduct of such person or a breach of such person's fiduciary duties to the Company.

(ii)
Neither the Manager nor any of its Representatives shall be liable or responsible for any violations or breaches of law with respect to environmental issues or hazardous materials which may exist or occur with respect to the Company, the Company's operations, and/or facilities or equipment owned or used by the Company, unless such violations or breaches of law arising solely after the Effective Date are the direct result of wilful misconduct by the Manager or its Representatives.

(iii)
Nothing in this Agreement, nor any statements or actions by the Manager or the Company during the Term, shall be construed as constituting or evidencing any warranty or guarantee by the Manager or the Company as to any current or future potential, results, or levels of performance with respect to the Company and/or its business. In particular, but not by way of limitation, neither the Manager nor the Company guaranties in any way the results set forth in any budget or business plan prepared or submitted by the Manager or the Company.

(iv)
All actions and Services of the Manager pursuant to this Agreement are subject to (i) the provision by the Company of adequate funds, facilities, and other resources to operate and conduct its business, and (ii) the reasonable and timely cooperation and support of the Board when needed. Notwithstanding the preceding, if the Company is unable to perform its obligations under this paragraph, the sole remedy of the Manager shall be to terminate its Services under this Agreement and receive the compensation expressly set forth in this Agreement payable upon such termination of Services; provided, however, the failure of the Board to approve a resolution or action proposed by the Manager shall not constitute Good Reason for purposes of Section 2.

7.
Independent Contractor. Nothing in this Agreement shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. The Manager shall be an independent contractor pursuant to this Agreement. Except to the extent specifically provided under this Agreement, neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be deemed or construed to enlarge the fiduciary duties and responsibilities, if any, of the Manager, any Affiliate of the Manager, or any of their Representatives which otherwise exist under applicable law, including without limitation in any of their respective capacities as stockholder or directors of the Company when applicable.

8.    Indemnification.

(a)
The Company shall indemnify and hold harmless the Manager, the Manager's Affiliates, and each of their Representatives (each, an "Indemnified Party") from and against any and all losses, claims, actions, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment or decree, made by any third party or otherwise, relating to or arising out of the Services or other matters referred to in or contemplated by this Agreement or the engagement of such Indemnified Party pursuant to, and the performance by such Indemnified Party, of the Services or other matters referred to or contemplated by this Agreement, or arising out of or relating to a material breach by the Company of its obligations under this Agreement, and the Company will reimburse any Indemnified Party for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted from the wilful misconduct or gross negligence of such Indemnified Party or a breach of such Indemnified Party's fiduciary duties to the Company, if any. Notwithstanding anything in this Agreement to the contrary, if a Representative of an Indemnified Party becomes a director, officer or employee of the Company, then the Representative's indemnification rights shall be equal to those of other directors, officers and employees of the Company and the provisions of this Section 8(a) shall not apply for actions taken by such person in such capacity after such person becomes a director, officer or employee.

(b)
The Manager shall indemnify and hold harmless the Company and each of its Representatives (each, a "Company Indemnified Party") from and against any and all losses, claims, actions, damages and liabilities, joint or several, to which such Company Indemnified Party may become subject under any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment or decree, made by any third party or otherwise, relating to or arising out of the Services or other matters referred to in or contemplated by this Agreement or the engagement of the Manager pursuant to, and the performance by the Manager, of the Services or other matters referred to or contemplated by this Agreement, but only to the extent, if any, that such losses, claims, actions, damages, or liabilities have resulted from the wilful misconduct or gross negligence of the Manager or its

Representatives in performing the Services or a breach of their fiduciary duties, if any, to the Company, and the Manager will reimburse any Company Indemnified Party for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of, any such pending or threatened claim, or any action or proceeding arising therefrom, whether or not such Company Indemnified Party is a party thereto. The Manager will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted from the wilful misconduct or gross negligence of such Company Indemnified Party or a breach of such Company Indemnified Party's fiduciary duties.

(c)	The provisions of this Section 8 shall survive the termination of this Agreement.
9.    Permissible and Restricted Activities.

(a)
Nothing in this Agreement shall in any way preclude the Manager or its Representatives or other Manager Affiliate from engaging in any business activities or from performing services for its or their own account or for the account of others; provided, however, that while performing Services, neither the Manager nor its Representatives nor any Manager Affiliate will engage in any activities involving the scrap industry which are competitive with the business of the Company. The Company acknowledges that the Manager will continue to engage in its private equity and consulting business and investment activities during the Term outside of the Company and that neither the Manager nor its Representatives has any obligation to bring any business opportunities to the Company other than those business opportunities falling within the scope of the scrap industry or of which the Manager or its Representatives become aware directly and solely by reason of their performance of Services.

(b)
Unless approved in advance in writing by the Board, the Manager agrees that neither it nor any of its Representatives acting on behalf of or in concert with the Manager (or any of its Representatives) will, during the Term and for a period of 12 months after termination of the Manager's Services, directly or indirectly:

(i)    make any statement or proposal to the board of directors of any of the Company, any of the Company's Representatives or any of the Company's stockholders regarding, or make any public announcement, proposal or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Securities Exchange Act of 1934, as amended) with respect to, or otherwise solicit, seek or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media) (A) any business combination, merger, tender offer, exchange offer or similar transaction involving the Company or any of its subsidiaries, (B) any restructuring, recapitalization, liquidation or similar transaction involving the Company or any of its subsidiaries, (C) any acquisition of any of the Company's loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of the Company's loans, debt securities, equity securities or assets, (D) any proposal to seek representation on the board of directors of the Company or otherwise seek to control or influence the management, board of directors or policies of any of the Company, (E) any request or proposal to waive, terminate or amend the provisions of this Agreement, or (F) any proposal, arrangement or other statement that is inconsistent with the terms of this Agreement, including this Section 9(b);
(ii)    instigate, encourage or assist any third party (including forming a "group" with any such third party) to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in clause (i) above;
(iii)    take any action which would reasonably be expected to require the Company or any of its Representatives to make a public announcement regarding any of the actions set forth in clause (i) above; or
(iv)    acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any loans, debt securities, equity securities or assets of the Company or any of its subsidiaries, or rights or options to acquire interests in any of the Company's loans, debt securities, equity securities or assets, except that the Manager may beneficially own up to 10% of each class of the Company's outstanding loans, debt securities and equity securities and may own an amount in excess of such percentage solely to the extent resulting exclusively from actions taken by the Company.
Notwithstanding the foregoing provisions of this Section 9(b), (i) the restrictions set forth in this Section 9(b) shall terminate and be of no further force and effect if the Company enters into a definitive agreement with respect to, or publicly announces that it plans to enter into, a transaction involving all or a controlling portion of the Company's equity securities or all or substantially all of the Company's assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise), and (ii) the restrictions set forth in this Section 9(b) shall not be construed as restricting the Manager and the Manager's Representatives from seeking, pursuing, investigating, discussing, and/or negotiating potential business and/or strategic opportunities with third parties on behalf of, and for the benefit of, the Company for presentation to, and consideration of approval by, the Board or that, upon mutual agreement of the Company and the Manager, would result in the occurrence of a Subsequent Event Closing.

(c)	The provisions of this Section 9 will survive the termination of this Agreement.

10.
Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when deposited with the courier if sent by a nationally recognized overnight courier (acknowledgement of receipt requested); (c) on the date sent by facsimile or e-mail (with confirmation of transmission); or (d) on the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties and specified copy recipients at the addresses indicated below (or at such other address for a party or copy recipient as shall be specified in a notice given in accordance with this Section 10).

If to the Company:	7100 Grade Lane Louisville, Kentucky 40213 Facsimile: (502) 368-1440 E-mail: ooliver@schneidercompanies.com Attention: Chairman
with a copy to:	Frost Brown Todd LLC 400 West Market Street, 32nd Floor Louisville, Kentucky 40202 Facsimile: (502) 581-1087 E-mail: jgiesel@fbtlaw.com Attention: James Giesel

If to the Manager:	333 East Main Street, Suite 200 Louisville, Kentucky 40202 Facsimile: (502) 589-8184 E-mail: jblue@blueequity.com Attention: Jonathan S. Blue, Chairman
with a copy to:	Wyatt, Tarrant & Combs, LLP Suite 2800, PNC Plaza 500 West Jefferson Street Louisville, Kentucky 40202-2898 Facsimile: (502) 589-0309 E-mail: fjelsma@wyattfirm.com Attention: Franklin K. Jelsma

and with a copy to:	David M. Roth David M. Roth, PSC 2225 Douglass Blvd. Louisville, Kentucky 40205-1903 Facsimile: (502) 451-1805 Email: droth@rothworld.net

11.
Entire Agreement. This Agreement, together with the Stock Option Agreement and subscription agreements referred to in Section 5 when executed, constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

12.    Confidential Information.

(a)
All confidential information, trade secrets, and business and financial information relating to the Company, its assets and the operation of the Company's business ("Confidential Information ") belongs to the Company, is proprietary to the Company, and unless agreed otherwise by the Company in writing, shall be kept confidential by the Manager and its Representatives, and shall not be used by the Manager or its Representatives other than in the performance of the Manager's Services; provided, however, the provisions of this Section 12(a) shall not apply to

(i) any Confidential Information which required to be disclosed by any applicable securities laws or regulations or which is in the public domain for a reason other than the negligence, omission or wilful misconduct of the Manager, the Manager's Affiliates, or their Representatives, (ii) any disclosures which are required by law, subpoena, court order, or administrative order (provided, however, that the Manager shall, prior to any such disclosure, immediately notify the Board of such required disclosure and provide the Board with the opportunity, prior to any such disclosure by the Manager, its Affiliates, or their Representatives and at the expense of the Company, to object to such disclosure and/or seek confidential treatment or other protections with respect to the Confidential Information to be so disclosed, as the Board may deem advisable), (iii) the inclusion of information on tax returns that is required by any legal requirements to be reported thereon, or (iv) any disclosure to legal counsel and accountants to the extent necessary in connection with the tax and legal affairs of the Manager, its Affiliates, and/or their Representatives (but, in such event, such recipients of the Confidential Information must also similarly maintain the confidentiality of such Confidential Information).

(b)	The provisions of this Section 12 will survive the termination of this Agreement.

(c)	During the Term the Manager and its Representatives shall be subject to the Company's insider trading policies as they may be in effect from time to time.

13.
Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may otherwise be transferred or assigned by any party hereto, except that (a) if the Company shall merge or consolidate with or into, or sell or otherwise transfer substantially all its assets to, another company which assumes the Company's obligations under this Agreement, the Company may assign its rights hereunder to that company, and (b) the Manager may assign its rights and obligations under this Agreement to an entity controlled by the Manager. Any attempted transfer or assignment in violation of this Section 13 shall be void.

14.
No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, their Representatives, and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

15.	Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

16.
Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

17.
Severability. If any nonmaterial term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any nonmaterial term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

18.
Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Kentucky without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Kentucky or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Kentucky. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the Commonwealth of Kentucky in each case located in the City of Louisville, Kentucky and County of Jefferson, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

19.
Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 19.

20.
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

21.
No Strict Construction. The parties to this Agreement and the Stock Option Agreement have participated jointly in the negotiation and drafting of this Agreement and the Stock Option Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the Stock Option Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or the Stock Option Agreement.

[End of Text of Agreement • Only Signature Page and Attachment A Follow]

IN WITNESS WHEREOF, the parties have executed this Management Services Agreement on the Effective Date.

INDUSTRIAL SERVICES OF AMERICA, INC.
By	/s/ Brian Donaghy
Title:	President and Chief Operating Officer

BLUE EQUITY, LLC
By	/s/ Jonathan S. Blue
Title:	Chairman and Managing Director

ATTACHMENT A

STOCK OPTION AGREEMENT

This Stock Option Agreement (the "Agreement") is made effective as of April 1, 2013, by and between Industrial Services of America, Inc. (the "Company"), a Florida corporation, and Blue Equity, LLC ("Blue Equity"), a Nevada limited liability company.

Recitals

A.    Pursuant to a Management Services Agreement dated as of April 1, 2013, between the Company and Blue Equity (the "Management Services Agreement"), the Company has agreed to grant certain nonqualified options to Blue Equity as consideration for the performance of certain management services by Blue Equity. The effectiveness of the options granted pursuant to this Agreement is contingent on ratification by the Company's shareholders at the 2013 annual shareholders meeting which is currently planned to be held during June, 2013, or if such annual shareholders meeting is not held during June 2013, then otherwise upon ratification by the Company's shareholders on or before July 31, 2013.

B.    The Company and Blue Equity desire to enter into this Agreement to evidence such options.

C.    Capitalized terms not defined in this Agreement shall have the meanings given to them in the Management Services Agreement.

THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1.    Grant of Options. The Company hereby grants to the Blue Equity a non-qualified stock option (the "Option") to purchase the following shares of the Company's voting common stock ("Option Shares"), at the option exercise prices (the "Exercise Prices"), and subject to the restrictions on exercise, set forth below:

	Option To Purchase The Following Number of Common Shares of the Company	At an Option Exercise or Strike Price Of:	Subject to the Following Restrictive Condition on Exercise:
First Tranche	500,000 Option Shares	$5.00 USD Per Share	Subject to vesting
Second Tranche	500,000 Option Shares	$5.00 USD Per Share	Subject to vesting and exercisable only if and after the market price of Company Shares reaches $7.00 USD Per Share
Third Tranche	500,000 Option Shares	$5.00 USD Per Share	Subject to vesting and exercisable only if and after the market price of Company Shares reaches $8.00 USD Per Share

2.    Option Vesting.

(a)    Subject to the terms and conditions set forth in this Agreement, the Option shall become exercisable on April 1, 2014; provided, however, the Option shall become immediately exercisable for all 1,500,000 Option Shares upon the first to occur of any of the following: (i) the termination of Blue Equity's services under the Management Services Agreement by the Company without Cause; (ii) the termination of Blue Equity's services under the Management Services Agreement by Blue Equity for Good Reason; or (iii)

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upon the occurrence of a Change in Control (with such vesting and expiration timed to give Blue Equity the right to exercise the Option immediately prior to the expiration triggered by the Change in Control). All rights of Blue Equity will terminate with respect to the Option and Blue Equity will have no further rights under this Agreement if (A) the Company's shareholders fail to ratify the issuance of the Option to Blue Equity at the Company's 2013 annual shareholders' meeting or otherwise on or before July 31, 2013, as applicable, (B) Blue Equity's Services under the Management Services Agreement are terminated by the Company for Cause and, therefore, Section 2(c)(i) of the Management Services Agreement applies, or (iii) Blue Equity resigns under the Management Services Agreement without Good Reason and Section 2(c)(i) of the Management Services Agreement therefor applies.

(b)    The exercise of the First Tranche of Option Shares is not subject to further conditions. The exercise of the Second Tranche and Third Tranche is subject to the additional conditions set forth in the chart above relating to the trading price of Company shares. With respect to such trading price condition, exercisability is triggered when the Company shares trade on NASDAQ (or any other securities exchange or stock exchange or over-the-counter market on which the Company's shares may subsequently be listed or quoted) at or above the targeted per-share price for at least 20 trading days during a rolling six month period; provided that, in the event of a Change of Control Transaction, if the price per share used in such Change of Control Transaction or the enterprise valuation used in such Change of Control Transaction is equal to or greater than (on a per share basis) the targeted per-share price of the Second Tranche and/or the Third Tranche then, as applicable, such Option Shares shall be considered fully vested and exercisable (with such vesting timed to give Blue Equity the right to exercise the Option immediately prior to any expiration of the Option triggered by the Change in Control Transaction).

3.    Expiration.

(a)    The Option shall expire and be of no further force or effect on the earlier of (i) the closing of a Change of Control Transaction (provided that Blue Equity shall be given notice of such Change of Control Transaction at least 20 days prior thereto (or if the Company cannot provide 20 days prior notice because the Company is not aware of a Change of Control Transaction, then within two business days of the Company obtaining actual notice of the impending Change of Control Transaction) and Blue Equity may exercise the Option prior to such expiration, with such exercise to be contingent upon the closing of such Change of Control Transaction), (ii) immediately upon termination of Blue Equity's services under the Management Services Agreement by the Company for Cause or resignation by Blue Equity without Good Reason, (iii) immediately if the issuance of the Option is not ratified by the Company's shareholders at the 2013 annual shareholders meeting or otherwise on or before July 31, 2013, as applicable, (iv) on the date two years after the termination of Blue Equity's services under the Management Services Agreement by the Company without Cause or the resignation by Blue Equity for Good Reason, and (v) if Blue Equity provides services for 12 months under the Management Services Agreement, on the date two years after the termination of such services; provided, however, if the Company's shareholders ratify the issuance of the Option and a Subsequent Event Closing occurs while Blue Equity is providing services under the Management Services Agreement, the Option's term will expire on April 1, 2018, subject to earlier termination upon the occurrence of a Change in Control.

(b)    A “Change of Control Transaction” shall mean the occurrence of any of the following transactions or events with respect to the Company, whether effected through one transaction or event or through a combination or series of related, arranged, contemplated, or contemporaneous transactions or events: (i) a sale, exchange, or other transfer of outstanding voting securities of the Company, and/or the issuance of new or additional voting securities of the Company, resulting in one or more Persons having Control of the Company who do not have Control of the Company on the Effective Date, (ii) a merger, consolidation, or other transaction or relationship with respect to the Company which results in one or more

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Persons having Control of the Company who do not have Control of the Company on the Effective Date, (iii) the sale, exchange, or other transfer of all or substantially all of the operating assets of the Company and its subsidiaries in the aggregate, or Control over such operating assets, either directly or indirectly (through the transfer and/or issuance of equity securities in one or more subsidiaries of the Company resulting in one or more Persons having Control of such subsidiary or subsidiaries other than the Company, or otherwise), and/or (iv) any other transaction, event, arrangement, or relationship having similar effect to any of the foregoing.

(c)    "Control" (including, with correlative meanings, the terms "Controlled by," "Controlling" and “under common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, by position or otherwise, applying the same principles, interpretations and definitions as are applicable in defining the term "affiliate" for purposes of Rule 144 promulgated pursuant to the Securities Act of 1933, and the rules and regulations promulgated thereunder; provided, however, and for the avoidance of doubt, none of the Manager and/or its Affiliates shall be deemed to be in “Control” of the Company or any of its subsidiaries by reason of any of the relationships and/or arrangements provided for under this Agreement.

4.    Notice of Exercise and Requirements With Respect to Exercise.

(a)    The Option shall be exercised only by written Notice of Exercise delivered to an officer of the Company, signed by Blue Equity, specifying the number of Option Shares in respect of which the Option is being exercised. The Option shall be exercised only with respect to whole shares and no fractional shares will be issued. Such Notice of Exercise shall be in the form annexed hereto as Attachment A, subject to such changes as may be prescribed by the Company from time to time and communicated to Blue Equity. The exercise of the Option shall not be deemed to be complete until full compliance with subparagraphs (a), (b), (c) and (d) of this Section 4 and the Company shall have no obligation to issue any shares in the absence of such compliance.

(b)    Due exercise of the Option is conditioned upon the payment in full in cash of the Exercise Price of the Option Shares with respect to which the Option is exercised, and such payment shall accompany the Notice of Exercise; provided, however, if the Option is exercised after the occurrence of a Subsequent Event Closing, a cashless exercise will be permitted.

(c)    Blue Equity agrees that at the time of exercise of the Option, Blue Equity shall, in writing, make such investment representations and agreements restricting the transfer of the Option Shares issued to Blue Equity as the Company shall from time to time deem necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended ("Securities Act"), or any Blue Sky Law or similar law, rule or regulation of any applicable jurisdiction. Such investment representation and agreement may, at the option of the Company, be incorporated in the form of Notice of Exercise of the Option. Blue Equity agrees that if the Company shall deem it necessary or advisable, the stock certificates representing such shares and any shares issued with respect thereto, shall bear legends in such form and substance as the Company may reasonably determine, from time to time, relating to any such representation and agreement and any restrictions on transfer under the Securities Act, or other applicable law, or under this Agreement and that Blue Equity will, promptly after demand by the Company, deliver to the Company for endorsement of such legends, all stock certificates representing such shares.

(d)    Blue Equity acknowledges that all Option Shares will be unregistered and subject to applicable Rule 144 transfer restrictions.

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(e)    Option Shares will be entitled to piggyback registration rights afforded to shares of Company stock issued to Blue Equity pursuant to the Management Services Agreement, as set forth in Section 5(d) of the Management Services Agreement (“Piggyback Registration Rights”).

5.    Transfer Restrictions. The Option is not assignable or transferable by Blue Equity to any Person other than an entity controlled by or controlling Blue Equity (an "Affiliate"). Assignment of the Option to an Affiliate is conditioned upon such Affiliate joining in as a party to this Agreement, whereupon references to "Blue Equity" in this Agreement shall include such Affiliate. Any attempted transfer in violation of this provision shall be void.

6.    Rights as a Stockholder. Neither Blue Equity nor any other Person shall have any rights as a stockholder of the Company with respect to any Option Shares unless and until they shall have become the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such shares, except as set forth in Section 7.

7.    Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Option and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)    Merger, Sale of Assets, etc. If at any time while this Option, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other Person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provisions shall be made so that Blue Equity shall thereafter be entitled to receive upon exercise of this Option, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Option would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Option had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 7. The foregoing provisions of this Section 7(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Option. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Option with respect to the rights and interests of Blue Equity after the transaction, to the end that the provisions of this Option shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Option. The foregoing however shall not apply with respect to a Change of Control Transaction.

(b)    Reclassification, Conversion, etc. If the Company, at any time while this Option, or any portion hereof, remains outstanding and unexpired, by reclassification or conversion of securities or otherwise, shall change any of the securities as to which purchase rights under this Option exist into the same or a different number of securities of any other class or classes, this Option shall thereafter

4

represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Option immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 7.

(c)    Split, Subdivision or Combination of Shares. If the Company at any time while this Option, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Option exist, into a different number of securities of the same class, the number of securities as to which purchase rights under this Option exist shall be proportionately increased in the case of a split or subdivision (and the Exercise Price for such securities shall be proportionately decreased) or proportionately decreased in the case of a combination (and the Exercise Price for such securities shall be proportionately increased).

(d)    Adjustments for Dividends in Stock or Other Securities or Property. If while this Option, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Option exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then in each case, this Option shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Option, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that Blue Equity would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Option on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available to it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 7.

(e)    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Blue Equity a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of Blue Equity, furnish or cause to be furnished to Blue Equity a like certificate setting forth: (i) such adjustment and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number and kind of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Option.

(f)    No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Blue Equity in this Option against impairment.

8.    Withholding. To the extent required by law, the Company may withhold from any sums owed to Blue Equity (or require payment to the Company) the amount of taxes or withholding required to be paid or withheld in connection with the grant or exercise of the Option or the disposition of any shares acquired in connection therewith.

9.    Issuance of Shares; Reservation of Shares. Upon the exercise of the purchase rights evidenced by this Option, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within 10 days

5

of the delivery of the Notice of Exercise. The Company covenants that the Option Shares, when issued pursuant to the exercise of this Option, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof. The Company covenants that, prior to the time this Option is exercised, it shall reserve from its authorized and unissued Shares a sufficient number of Option Shares to effect the exercise of this Option and, from time to time, will take all steps necessary to provide sufficient reserves of Option Shares issuable upon exercise of this Option.

10.    Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

11.    Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

12.    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when deposited with the courier if sent by a nationally recognized overnight courier (acknowledgement of receipt requested); (c) on the date sent by facsimile or e-mail (with confirmation of transmission); or (d) on the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties and specified copy recipients at the addresses indicated below (or at such other address for a party or copy recipient as shall be specified in a notice given in accordance with this Section 12).

If to the Company:	7100 Grade Lane Louisville, Kentucky 40213 Facsimile: (502) 368-1440 E-mail: ooliver@schneidercompanies.com Attention: Chairman
with a copy to:	Frost Brown Todd LLC 400 West Market Street, 32nd Floor Louisville, Kentucky 40202 Facsimile: (502) 581-1087 E-mail: jgiesel@fbtlaw.com Attention: James Giesel

If to Blue Equity:	333 East Main Street, Suite 200 Louisville, Kentucky 40202 Facsimile: (502) 589-8184 E-mail: jblue@blueequity.com Attention: Jonathan S. Blue, Chairman
with a copy to:	Wyatt, Tarrant & Combs, LLP Suite 2800, PNC Plaza 500 West Jefferson Street Louisville, Kentucky 40202-2898 Facsimile: (502) 589-0309 E-mail: fjelsma@wyattfirm.com Attention: Franklin K. Jelsma

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and with a copy to:	David M. Roth David M. Roth, PSC 2225 Douglass Blvd. Louisville, Kentucky 40205-1903 Facsimile: (502) 451-1805 Email: droth@rothworld.net

13.    Miscellaneous. The provisions of this Agreement shall survive the exercise of the Option and the issuance of Option Shares pursuant to such exercise.

14.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky without regard to its choice of law rules.

15.    Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns except to the extent otherwise provided herein.

16.    Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

[End of Text of Agreement • Only Signature Page and Attachment A Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement on the date first written above.

INDUSTRIAL SERVICES OF AMERICA, INC.
By	/s/ Brian Donaghy
Title:	President and Chief Operating Officer

BLUE EQUITY, LLC
By	/s/ Jonathan S. Blue
Title:	Chairman and Managing Director

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Attachment A

NOTICE OF EXERCISE AND INVESTMENT INTENT

Industrial Services of America, Inc.
Attn: Chief Financial Officer
7100 Grade Lane
Louisville, Kentucky 40213

Re:    Exercise of Stock Option and Investment Intent

Dear Sirs:

I hereby notify you of the exercise of my option (the "Option") pursuant to Section 4 of the Stock Option Agreement between Industrial Services of American, Inc. (the "Company") and Blue Equity, LLC dated April 1, 2013 (the "Agreement"), as follows:

1.	I am exercising my option to purchase ______ shares of the Company's Common Stock (the "Shares").

2.	I am enclosing $_________ in cash payment of the total exercise price (number of shares multiplied by the exercise price).

3.    Please issue the stock certificates in my name. My address is ________________ _______________________________________________ and my Taxpayer Identification number is _______________________.

I hereby represent and warrant to the Company as of the date of this letter as follows:

1.    I am an "accredited investor" as defined in Regulation D of the Securities Act of 1933, as amended and I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in the Shares.

2.    I have relied on an independent investigation made by myself and/or on the advice given to me by my own counsel, accountant or other advisors in making the decision to purchase the Shares. During the independent investigation, I and my advisors had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, had the opportunity to personally inspect the books and records of the Company and to obtain any additional information (to the extent that the Company possessed or could have acquired such information without unreasonable efforts or expense).

3.    I (i) have adequate means of providing for my current needs and possible personal contingencies; (ii) have no need for liquidity in my investment in the Shares; (iii) am able to bear the economic risks of my investment in the Shares for an indefinite period; and (iv) can afford a complete loss of such investment.

4.    I recognize that an investment in the Shares involves certain risks, which include a total loss of my investment.

5.    I understand that (i) the Shares have not been registered under the Securities Act of 1933, as amended; (ii) I must therefore hold the Shares indefinitely unless the sale thereof is registered under the Act, or an exemption from such registration is available; and (iii) the Company is under no obligation to register the Shares (other than in connection with my piggyback registration rights) or assist in complying with any potential exemption from registration.

6.    I understand that (i) the offering of the Shares has not been registered or qualified with or reviewed by any state securities administrator; and (ii) the Shares cannot be sold, conveyed or transferred without registration or qualification for sale under applicable state securities laws, unless the transfer is exempt from such registration.

7.    The Shares are purchased solely for my account for investment purposes only, and not for the account of any other person, and not with a view toward distribution, assignment or resale to others.

8.    My overall commitment to investments which are not readily marketable is not excessive in relation to my net worth and financial circumstances, and the purchase of the Shares does not cause such commitment to become excessive. My investment in the Shares does not exceed 10% of my net worth.

9.    I have evaluated the risks of investing in the Shares in light of the foregoing and am satisfied that the investment is appropriate.

10.    I consent to the placing of the following legend (or one substantially similar) on the certificate(s) representing the Shares being purchased:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS (A) PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT OR (B) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SHARES OR (C) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SHARES, OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

Very truly yours,

[__________________]

By_________________________________

Title:_______________________________

Date:_______________________________